PURCHASE AGREEMENT

     U.S. Wireless Data, Inc. (the "Company") and The Cuttyhunk Fund Limited ("Cuttyhunk") hereby agree as follows:

     (1) Cuttyhunk represents and warrants to the Company that Cuttyhunk is the record and beneficial owner of 90,941 shares of the Company's Series B Convertible Preferred Stock (the "Securities").

     (2) Cuttyhunk agrees to sell the Securities to the Company, and the Company agrees to purchase such securities for $140,000 and warrants in the form attached as Annex I hereto to purchase 10,000 shares of the Company's Common Stock (the "Purchase Price").

     (3) Within three business days of the date of this Agreement, Cuttyhunk shall deliver to the Company by federal express at its address set forth in
Section 6 below certificates representing the Securities, duly endorsed for transfer and free and clear of all Liens (as defined below). Within two business days of receipt of such Securities duly endorsed, the Company shall deposit the cash portion of the Purchase Price and the executed warrants in federal express to the address set forth in Section 6 below.

     (4) Cuttyhunk represents and warrants to the Company, and by delivering the Securities to the Company at the closing shall be deemed to represent and warrant to the Company as of the closing date, that:

           (a) Cuttyhunk has good and valid title to the Securities, free and clear of all liens, encumbrances, equities, claims, proxies or other voting rights ("Liens"); and, upon delivery of such Securities and the consummation of the sale pursuant hereto, the Company will receive good and valid title to such Securities, free and clear of all Liens.

           (b) All consents, approvals, authorizations and orders necessary for the execution, delivery and performance by Cuttyhunk of this Agreement have been obtained; and Cuttyhunk has full right, power and authority to execute, deliver and perform this Agreement; and this Agreement is a valid and binding obligation of Cuttyhunk, enforceable against Cuttyhunk in accordance with its terms.

           (c) Upon receipt of the Purchase Price, Cuttyhunk will have no claims against the Company with respect to the Securities or any convertible debentures and the related agreements, including without limitation, any claims as to registration rights (including a claim that the Company has been late in registering any securities, including common stock underlying convertible debentures) or any interest or penalties (whether related to the Securities or convertible debentures).

     (5) Each  party,  for  itself  and on behalf  of all  direct  and  indirect partners, officers, directors, employees, affiliates (both persons and entities), representatives, agents, representatives, servants, trustees, beneficiaries, predecessors in interest, successors in interest, assigns, nominees and insurers (collectively, the "Releasing Parties"), shall be deemed to have released and forever discharged the other party and its officers, directors, employees, affiliates (both persons and entities), agents, representatives, servants, trustees, beneficiaries, processors in interest, successors in interest, assigns, nominees and insurer of each such party, of and from any and all claims, demands, actions and causes of actions, whether known or unknown, fixed or contingent, that any of the Releasing Parties may have had, may now have or may hereafter acquire with respect to any matters whatsoever arising under or in any way related to the purchase and sale of the Company's 6% convertible debentures due July 21, 2000 and Series B Preferred Stock. Notwithstanding anything to the contrary contained herein, the foregoing release shall not release either party from claims arising from a breach of this agreement or under the warrants delivered as part of the Purchase Price.

           Each of the parties hereto represents, warrants and covenants that it has not, and at the time this release becomes effective will not have, sold, assigned, transferred or otherwise conveyed to any other person or entity all or any portion of its rights, claims, demands, actions or causes of action herein released.

           Each of the parties  hereto  acknowledge  that its is  familiar  with
Section 1542 of the Civil Code of the State of California, which provides as follows:

         "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

           Each of the parities hereto hereby waives any and all rights and benefits that it now has or in the future may have under Section 1542 of the Civil Code (and under the comparable provisions of any other applicable law) and agrees and acknowledges that this Agreement contains a full and final release applying to unknown and unanticipated claims, injuries or damages arising out of the subject matter hereof, as well as to those now known or disclosed.

       (6) Notices. Each notice required hereunder shall be in writing, be delivered by hand, mail, telegram, or facsimile transmission, postage prepaid, and shall be deemed to have been duly given or made when received by the party to which it was sent at its following address (or at such other address as may hereafter be furnished by one party to the other in writing):

To the Company:

US Wireless Data, Inc.
805 Third Avenue - 8th Floor
New York, NY 10022
Attn: Dean Leavitt

To The Cuttyhunk Fund Limited
c/o Optima Management
1285 Avenue of the Americas
New York, New York 10019
Attn: Geoffrey Lewis


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


      (7) Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.


      IN WITNESS WHEREOF, the parties have has signed this Agreement as of this _______ day of May 2000.


                                                 THE CUTTYHUNK FUND LIMITED



                                                 By:
                                                    ----------------------------
                                                    Name:
                                                          ----------------------
                                                    Title:
                                                          ----------------------

                                                 U.S. WIRELESS DATA, INC.



                                                 By:
                                                    ----------------------------
                                                    Name:
                                                          ----------------------
                                                    Title:
                                                          ----------------------














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